                                                                   EXHIBIT 10.64


                      COMMUTATION AND SETTLEMENT AGREEMENT
                  (hereinafter referred to as the "Agreement")


THIS Agreement is entered into by and between Zurich Reinsurance (North America), Inc., (formerly known as Zurich Reinsurance Centre, Inc.), Stamford, Connecticut (hereinafter referred to as the "REINSURER") and Superior National Insurance Company, Calabasas, California (hereinafter referred to as the "COMPANY"), and made effective June 30, 1998.

WHEREAS, the REINSURER and the COMPANY entered into that certain Workers Compensation and Employers' Liability Quota Share reinsurance contract, identified by Reinsurer's Reference Number WC30006A, effective January 1, 1994 (the "Contract);

WHEREAS, the REINSURER and the COMPANY entered into that certain Retrocession agreement, effective January 1, 1994 (the "Retrocession Agreement");

WHEREAS, effective June 30, 1998, the REINSURER and the COMPANY desire fully and finally to settle and commute all obligations and liabilities known and unknown of the REINSURER and the COMPANY under or related to the following agreement years under the Contract:

(i)    Agreement year incepting January 1, 1994
(ii)   Agreement year incepting January 1, 1995
(iii)  Agreement year incepting January 1, 1996
(iv)   Agreement year incepting January 1, 1997,

and the corresponding agreement years under the Retrocession Agreement (together, the "Commuted Liabilities"); and

WHEREAS, pursuant to that certain Agreement effective June 9, 1998 between the REINSURER and the COMPANY, the REINSURER has already paid to the COMPANY and the COMPANY has received from the REINSURER $5,500,000 (the "Partial Payment") in partial payment of the Commutation Payment (hereinafter defined) and now desires to make payment of the remainder of the Commutation Payment as more fully set forth below.

NOW, THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, IT IS HEREBY AGREED BY AND BETWEEN THE REINSURER AND THE COMPANY THAT:

1. The REINSURER shall pay the COMPANY the sum of $84,870 (together with the Partial Payment, the "Commutation Payment"). This Agreement shall be of no force and effect unless and until such payment is received by the COMPANY and shall be void if no such payment is made.

2. Subject to the receipt of the sum of the Commutation Payment described in Paragraph 1, above herein by the COMPANY, the COMPANY hereby releases and fully discharges the REINSURER, its predecessors, successors, parents, affiliates, agents, officers, directors and shareholders and assigns from any and all past, present and future payment obligations, adjustments, executions, offsets, actions, causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, controversies, agreements, promises, damages, judgments, claims, demands, liabilities and/or losses whatsoever, all whether known or unknown, which the COMPANY, and their successors and assigns ever had, now have, or hereinafter may have, whether grounded in law or equity, in contract or in tort, against the REINSURER or any of them by reason of any matter whatsoever arising out of or under or relating, directly or indirectly, to the Commuted Liabilities, it being the intention of the parties that this release operate as a full and final settlement of the REINSURER's past, present and future liabilities to the COMPANY under or related to the Commuted Liabilities.

3. Subject to the release by the COMPANY of the REINSURER as provided for in Paragraph 2 herein above, the REINSURER hereby releases and fully discharges the COMPANY, its predecessors, successors, parents, affiliates agents, officers, directors and shareholders and assigns from any and all past, present and future payment obligations, adjustments, executions, offsets, actions, causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, controversies, agreements, promises, damages, judgments, claims, demands, liabilities and/or losses whatsoever, all whether known or unknown, which the REINSURER, and their successors and assigns ever had, now have, or hereinafter may have, whether grounded in law or equity, in contract or in tort, against the COMPANY or any of them by reason of any matter whatsoever arising out of or under or relating, directly or indirectly, to the Commuted Liabilities, it being the intention of the parties that this release operate as a full and final settlement of the Company's past, present and future liabilities to the REINSURER under or related to the Commuted Liabilities.

4. The rights, duties and obligations set forth herein shall inure to the benefit of and be binding upon any and all predecessors, successors, affiliates, officers, directors, employees, parents, subsidiaries, stockholders, liquidators, receivers and assigns of the parties hereto.

5. The parties hereto expressly warrant and represent that they are entities in good standings in their respective places of domicile; that the execution of this Agreement is fully authorized by each of them, that the person or persons executing this Agreement have the necessary and appropriate authority to do so; that there are no pending agreements, transactions, or negotiations to which any of them are a party that would render this Agreement or any part thereof void, voidable, or unenforceable; and that no authorization, consent or approval of any government entity is required to make this Agreement valid and binding upon them.

6. This Agreement contains the entire agreement between the parties as respects its subject matter. All discussions and agreements previously entertained between the parties concerning the subject matter of the commutation are merged into this Agreement. This Agreement may not be modified or amended, nor any of its provisions waived, except by an instrument in writing, signed by the parties hereunder.

7. The parties hereto and each of them do hereby covenant and agree to do such things and execute such further documents, agreements and assurances as may be necessary or advisable from time to time in order to carry out the terms and conditions of this Agreement in accordance with their true intent.

8. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of the Courts of New York and to the extent permitted by law expressly waive all rights to challenge or otherwise limit such jurisdiction.

9. This Agreement shall be read and be considered as an integral part of the Contract and the Retrocession Agreement and in the case of any conflict with any part of said Contract or the Retrocession Agreement the provisions of this Agreement shall prevail.

10. This Agreement may be executed and delivered in one or more counterparts, each of which shall together constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been executed this 30th day of June, 1998 by



For and on behalf of
ZURICH REINSURANCE (NORTH AMERICA), INC.

/s/ PAUL R. LIVINGSTONE
---------------------------------------
Name:     Paul R. Livingstone
Title:    Vice President
Date:     7/7/98


For and on Behalf of
SUPERIOR NATIONAL INSURANCE COMPANY

/s/ J. CHRIS SEAMAN
---------------------------------------
Name:     J. Chris Seaman
Title:    CFO
Date:     7/8/98